EXHIBIT I

News Release

IPSCO THIRD QUARTER CONFERENCE CALL ANNOUNCEMENT

[Lisle, Illinois] [September 30, 2005] – IPSCO Inc. (NYSE/TSX:IPS) will release its third quarter 2005 results at 6:00 am EDT on Tuesday, October 25. The Company has scheduled a conference call to discuss its performance with members of the financial community at 10:00 am EDT, also on Tuesday, October 25. Participating in the call will be IPSCO President and Chief Executive Officer, David Sutherland, Executive Vice President - Steel and Chief Commercial Officer, John Tulloch and Senior Vice President and Chief Financial Officer, Vicki Avril.

If you would like to participate in the call please call 800-814-4860 or if you are within the 416 area code, dial 640-4127.

The conference call will be webcast live on the Company’s Internet site at www.ipsco.com. To listen to the live webcast, participants should visit the site at least 15 minutes before the phone conference begins to register, and if necessary, download and install the appropriate audio computer software. The conference call, including the question and answer portion, will also be archived on IPSCO’s web site under the investor information section for three months.

For those who cannot participate in the scheduled call, a recording of the conference call will be available by phone through to Tuesday, November 1, 2005. Individuals can access the recording by dialing 877-289-8525 and entering reservation/access number 21119468# (followed by the pound key).

IPSCO operates steel mills at three locations and pipe mills at six locations in Canada and the United States. As a low cost North American steel producer, IPSCO has a combined annual steel making capacity of 3,500,000 tons and provides further processing at its five cut-to-length lines located in both the U.S. and Canada. The Company’s tubular facilities produce a wide range of tubular products including line pipe, oil and gas well casing and tubing, standard pipe and hollow structurals.

For further information on IPSCO, please visit the company’s web site.

Company Contact:

Tom Filstrup, Director of Investor Relations

Tel. 630-810-4772

Release #05-35

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